UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2011

WESTMORELAND COAL COMPANY
(Exact name of registrant as specified in its charter)

Delaware	001-11155	23-1128670
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 North Cascade Avenue, 2nd Floor, Colorado Springs, CO	80903
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (719) 442-2600

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.   Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders was held at the corporate headquarters of Westmoreland Coal Company (the “Company”) on May 24, 2011. As of the close of business on the record date for the meeting, which was March 28, 2011, there were 13,137,193 shares of common stock and 640,515 depositary shares outstanding and entitled to vote at the meeting. Each share of common stock and each depositary share was entitled to one vote per share. The final voting results for each of the proposals submitted to a vote of Company stockholders at the Annual Meeting are set forth below.

1.	Proposal for the election of seven directors to the Board of Directors to serve for a one-year term. The following directors were elected based on the votes listed below:

Nominee	For	Withheld	Broker Non-Vote
Keith E. Alessi	7,425,422	181,845	5,362,669
Thomas J. Coffey	7,435,910	171,357	5,362,669
Michael R. D’Appolonia	7,482,591	124,676	5,362,669
Gail E. Hamilton	7,481,498	125,769	5,362,669
Richard M. Klingaman	7,480,342	126,925	5,362,669
Jan B. Packwood	7,479,105	128,162	5,362,669
Robert C. Scharp	7,480,956	126,311	5,362,669

2.
Proposal for the ratification of the appointment by the Audit Committee of Ernst & Young LLP as principal independent auditor for fiscal year 2011. The proposal passed on a vote of 12,919,849 in favor, 42,130 against and 7,957 abstentions.

3.
Proposal for an advisory vote on executive compensation. The proposal passed on a vote of 7,547,038 in favor, which represented 99.2% of the votes cast on this proposal, 52,124 against, 8,105 abstentions, and 5,362,669 broker non-votes.

4.
Proposal for an advisory vote on the frequency of the advisory vote on executive compensation. The stockholders advised the Company that they would like an advisory vote on executive compensation on an annual basis, with such option receiving 7,271,634, or 95.58% of the votes cast on this proposal. The every other year option received 16,094 votes and a triennial vote received 307,855 votes, with 11,684 abstentions.

In light of the stockholder vote on Proposal 4 referenced above, the Company has determined that it will hold a non-binding advisory vote to approve the Company’s compensation of its named executive officers as disclosed in its annual meeting proxy statement (a “say-on-pay vote”) every year until it next holds a non-binding stockholder advisory vote on the frequency with which the Company should hold future say-on-pay votes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTMORELAND COAL COMPANY

Date: May 25, 2011	By:	/s/ Kevin Paprzycki

Kevin Paprzycki Chief Financial Officer and Treasurer